As filed with the Securities and Exchange Commission on August 21, 2003

Registration No. 333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CURAGEN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	06-1331400
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

555 Long Wharf Drive, 11th Floor

New Haven, Connecticut 06511

(Address of Principal Executive Offices) (Zip Code)

CURAGEN CORPORATION 1997 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN

(Full title of the plan)

JONATHAN M. ROTHBERG, PH.D.

Chief Executive Officer, President and

Chairman of the Board

CuraGen Corporation

555 Long Wharf Drive, 11th Floor

New Haven, Connecticut 06511

(Name and address of agent for service)

(203)-401-3330

(203)-401-3333 facsimile

(Telephone number, including area code, of agent for service)

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed Maximum Aggregate Offering price(2)	Amount of registration fee

Common Stock, $.01 par value	3,500,000	$4.20	$14,700,000	$1,189.23

Preferred Stock Purchase Rights	(3)	(3)	(3)	None

(1)	The number of shares of common stock, par value $.01 per share (“Common Stock”), stated above consists of the aggregate number of additional shares not previously registered which may be sold upon the exercise of options which may hereafter be granted under the CuraGen Corporation 1997 Employee, Director and Consultant Stock Plan (the “Plan”). The maximum number of shares which may be sold upon the exercise of such options granted under the Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of said Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.
(2)	This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act and is made on the basis of the average of the high and low sale prices per share of the Common Stock on the National Market System of the National Association of Securities Dealers Automated Quotation System (NASDAQ) as of a date (August 15, 2003) within 5 business days prior to filing this Registration Statement.
(3)	No separate consideration will be received for the Rights.

EXPLANATORY NOTE

In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plan. This Registration Statement on Form S-8 hereby registers 3,500,000 additional shares of Common Stock pursuant to the Plan. A Registration Statement on Form S-8 (File No. 333-56829), registering an aggregate of 6,116,766 shares of Common Stock under (i) the Plan, (ii) the CuraGen Corporation 1993 Stock Option and Incentive Award Plan and (iii) certain Non-Qualified Stock Option Agreements was filed with the Securities and Exchange Commission on June 15, 1998. A Registration Statement on Form S-8 (File No. 333-89465), registering an aggregate of 4,000,000 shares of Common Stock under the Plan was filed with the Securities and Exchange Commission on October 21, 1999.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.

(c)	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003.

(d)	The Company’s Current Report on Form 8-K filed on January 8, 2003.

(e)	The Company’s Current Report on Form 8-K filed on January 10, 2003.

(f)	The Company’s Current Report on Form 8-K filed on January 30, 2003.

(g)	The Company’s Current Report on Form 8-K filed on March 4, 2003.

(h)	The Company’s Current Report on Form 8-K filed on June 20, 2003.

(i)	The Company’s Current Report on Form 8-K filed on August 20, 2003.

(j)	The description of the Common Stock contained in the Company’s Registration Statement on Form 8-A, File No. 000-23223 filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

(k)	The description of the Preferred Stock Purchase Rights under the Registrant’s Rights Agreement (which are currently transferred with the Registrant’s Common Stock) contained in the Registrant’s Registration Statement on Form 8-A, File No. 000-23223 filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

The validity of the issuance of the shares of Common Stock registered under this Registration Statement has been passed upon for the Company by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. of Boston, Massachusetts. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., members of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. and certain members of their families and trusts for their benefit own an aggregate of approximately 87,272 shares of Common Stock of the Company.

Item 6.	Indemnification of Directors and Officers.

Incorporated herein by reference from the Company’s Registration Statement on Form S-1, File No. 333-38051.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

(4.1)	Form of Common Stock Certificate (Filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, as amended, File No. 333-38051, and incorporated herein by reference).

(4.2)	Restated Certificate of Incorporation of the Registrant (Filed as Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1, File No. 333-38051, and incorporated herein by reference).

(4.3)	Certificate of Amendment of the Restated Certificate of Incorporation of the Registrant (Filed as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2003, File No. 0-23223, and incorporated herein by reference).

(4.4)	Certificate of Designation, Series A Junior Participating Preferred Stock (Filed as Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, File No. 0-23223, and incorporated herein by reference).

(4.5)	Amended and Restated Bylaws of the Registrant (Filed as Exhibit 3.5 to the Registrant’s Registration Statement on Form S-1, as amended, File No. 333-38051, and incorporated herein by reference).

(4.6)	Stockholder Rights Agreement between the Registrant and American Stock Transfer & Trust Company, as Rights Agent, dated as of March 27, 2002 (Filed as Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, File No. 0-23223, and incorporated herein by reference).

(5)	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

(23.1)	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

(23.2)	Consent of Deloitte & Touche LLP

(24)	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement.)

(99) 1997 Employee, Director and Consultant Stock Plan, as amended and restated through May 28, 2003 (Filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2003, File No. 0-23223, and incorporated herein by reference).

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section

13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Haven, Connecticut on this 21st day of August, 2003

CURAGEN CORPORATION

By	/S/ JONATHAN M. ROTHBERG
Jonathan M. Rothberg Chief Executive Officer, President and Chairman of the Board

Each person whose signature appears below constitutes and appoints Jonathan M. Rothberg his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of CuraGen Corporation, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JONATHAN M. ROTHBERG Jonathan M. Rothberg, Ph.D.	Chief Executive Officer, President and Chairman of the Board (principal executive officer)	August 21, 2003

/S/ DAVID M. WURZER David M. Wurzer	Executive Vice President, Chief Financial Officer and Treasurer (principal financial and accounting officer)	August 21, 2003

/s/ Ronald M. Cresswell Ronald M. Cresswell, Ph.D.	Director	August 21, 2003

/S/ VINCENT T. DEVITA, JR. Vincent T. DeVita, Jr., M.D.	Director	August 21, 2003

/S/ DAVID R. EBSWORTH David R. Ebsworth, Ph.D.	Director	August 21, 2003

/S/ JOHN H. FORSGREN John H. Forsgren	Director	August 21, 2003

/S/ ROBERT E. PATRICELLI Robert E. Patricelli, J.D.	Director	August 21, 2003

/S/ PATRICK J. ZENNER Patrick J. Zenner	Director	August 21, 2003

CURAGEN CORPORATION

INDEX TO EXHIBITS FILED WITH

FORM S-8 REGISTRATION STATEMENT

(4.1)	Form of Common Stock Certificate (Filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, as amended, File No. 333-38051, and incorporated herein by reference).

(4.2)	Restated Certificate of Incorporation of the Registrant (Filed as Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1, File No. 333-38051, and incorporated herein by reference).

(4.3)	Certificate of Amendment of the Restated Certificate of Incorporation of the Registrant (Filed as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2003, File No. 0-23223, and incorporated herein by reference).

(4.4)	Certificate of Designation, Series A Junior Participating Preferred Stock (Filed as Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, File No. 0-23223, and incorporated herein by reference).

(4.5)	Amended and Restated Bylaws of the Registrant (Filed as Exhibit 3.5 to the Registrant’s Registration Statement on Form S-1, as amended, File No. 333-38051, and incorporated herein by reference).

(4.6)	Stockholder Rights Agreement between the Registrant and American Stock Transfer & Trust Company, as Rights Agent, dated as of March 27, 2002 (Filed as Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, File No. 0-23223, and incorporated herein by reference).

(5)	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

(23.1)	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

(23.2)	Consent of Deloitte & Touche LLP.

(24)	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement.)

(99)	1997 Employee, Director and Consultant Stock Plan, as amended and restated through May 28, 2003 (Filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2003, File No. 0-23223, and incorporated herein by reference ).